Moody 10-Q

Exhibit 10.1

AGREEMENT OF PURCHASE AND SALE

AND ESCROW AGREEMENT

THIS AGREEMENT OF PURCHASE AND SALE AND ESCROW AGREEMENT (this “Agreement”) is dated effective as of April 30, 2010, by and between those parties set forth on SCHEDULE I (collectively, “Seller”), MOODY NATIONAL RI PERIMETER HOLDING, LLC, a Delaware limited liability company (or assigns, the “Purchaser”), FIRST AMERICAN TITLE INSURANCE COMPANY OF NEW YORK (the “Escrow Agent”) and RAMSAY TITLE AGENCY (the “Title Company”).

RECITATIONS:

A.           Seller is the owner of that certain tract of land more particularly described on Exhibit A attached hereto and made a part hereof (the “Land”), and the improvements situated thereon commonly known as the “Residence Inn Perimeter”.

B.           Purchaser desires to purchase Land (and other elements of the Property, as defined below) to Seller, and Seller desires to sell the above described property to Purchaser, for the Purchase Price (as defined below).

NOW, THEREFORE, in consideration of premises and in consideration of the mutual covenants, promises and undertakings of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is agreed:

1.           Agreement.  Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase and accept conveyance of, the Property pursuant and subject to the terms and conditions herein set forth.

2.           Property.  The property which is the subject of this Agreement is the fee simple title in and to the Land, together with all improvements and fixtures located thereon, and all of Seller's right, title, and interest, if any, in and to all easements, tenements, hereditaments, privileges, and appurtenances in any way belonging or relating to the foregoing, including, without limitation, (i) any land to the midpoint of the bed of any highway, street, road, or avenue, open or proposed, in front of, abutting, or adjoining such land, (ii) any oil, gas, or other minerals or mineral rights relating to such land or to the surface or subsurface thereof (iii) any strips, gores, or pieces of property abutting, bounding or which are adjacent or contiguous to such land, and (iv) all easements, right-of-ways, rights of ingress, or egress and .reversionary interests benefitting such land (collectively, the “Property”)

3.           Purchase Price.  (a)  Purchaser shall pay TWO MILLION THREE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($2,350,000.00), as adjusted as expressly provided in this Agreement (the “Purchase Price”), to the Seller (or other party designated by the Seller) on or before May 21, 2010 (as may be extended by Seller, in its sole discretion, by notice to Purchaser (an “Extension Notice”) up to May 31, 2010, the “Funding Date”).  The Purchase Price shall be funded by a wire transfer of immediately available federal funds from funds provided by Purchaser in an account of Escrow Agent to an account designated by Seller (“Seller’s Account”).  Time shall be of the essence as to Purchaser’s obligation to pay the full purchase price to Seller on the Funding

Date, and this Agreement shall be deemed terminated if Purchaser shall default in its obligation to pay the full purchase price to Seller on the Funding Date, in which event neither Seller, any TIC Entities nor Purchaser shall have any further obligations hereunder, except obligations which by their term survive the Closing Date.  Any Extension Notice, closing statement, designation of Seller’s Account or other notice required to be sent by Seller hereunder shall be effective if signed, on behalf of Seller, by TIC RI Perimeter 18, LLC, a Delaware limited liability company, and/or TIC RI Perimeter 8, LLC, a Delaware limited liability company.

(b)           Purchaser agrees to pay or cause to be paid all transfer taxes (whether assessed against Seller or Purchaser), title insurance and escrow charges, title insurance premiums, recording fees and charges, costs incurred in transactions with property managers, lessees, lenders, hotel licensors, franchisors or managers, Purchaser’s own costs and expenses, all expenses of owning and operating the Property (whether incurred prior to or after the Closing) and any and all other costs and expenses relating to the Property.  Except for the credit against the Purchase Price of the Nonrefundable Deposit (as hereinafter defined), the Purchase Price is a net payment, and shall not be reduced by prorations, apportionments, or any of the foregoing matters, all of which shall be paid and assumed by Purchaser, or for any other reason.  Purchaser shall indemnify and hold Seller and such TIC Entities harmless from and against such costs, expenses (including attorneys’ fees and disbursements), liabilities, obligations or damages relating thereto or arising therefrom.  However, each party shall pay its fees and out-of-pocket costs in connection with this transaction, including, but not limited to, legal fees and costs made in connection with any Exchange (as defined below).  The provisions of this subsection shall survive the Closing.

4.           Deposit.  Seller acknowledges that, prior to the execution of this Agreement, Purchaser has paid to Seller a nonrefundable payment of FIFTY THOUSAND AND NO/DOLLARS ($50,000.00) (the “Initial Nonrefundable Deposit”).  On the date hereof, Purchaser shall also make a further nonrefundable payment of FIFTY THOUSAND AND NO/DOLLARS ($50,000.00) (the “Subsequent Nonrefundable Deposit”) and another payment of TEN THOUSAND AND NO/100 DOLLARS ($10,000), in payment of a portion of the fee owing to Citadel Realty Advisors, Inc. (the “Ross Payment”).  The Subsequent Nonrefundable Deposit and the Ross Payment shall be deposited with the Escrow Agent and disbursed by Escrow Agent in accordance with separate written instructions from representatives of Purchaser and Seller. The Initial Nonrefundable Deposit and the Subsequent Nonrefundable Deposit (collectively, the “Nonrefundable Deposit”) may be used by Seller to pay or to reimburse Seller for the payment of costs (including legal fees and disbursements) incurred in connection with the transaction contemplated hereunder, to the extent of such costs, and any balance may be retained by Seller for any purpose determined by Seller, in its discretion.  While the Nonrefundable Deposit and the Ross Payment are nonrefundable and may be retained by Seller and Citadel Realty Advisors, Inc., respectively, under all circumstances, the Nonrefundable Deposit (but not the Ross Payment) shall be credited against the Purchase Price at Closing.  The Purchase Price shall be allocated to each Seller in accordance with its pro-rata interest in the Property in accordance with a separate agreement among the entities comprising Seller.

5.           Escrow Date.  On April 30, 2010 (“Escrow Date”), Purchaser and Seller shall deliver fully executed (and acknowledged where appropriate) signature pages to all of the documents required to be delivered in connection with this transaction (as identified below, collectively the (“Closing Documents”) to the Escrow Agent at its offices located at First American Title Insurance Company of New York (Attention:  Jill Siegel) 633 Third Avenue, New York, NY 10017.

(a)           Seller’s Deliveries.  Each Seller shall deliver to Escrow Agent (and, as to item (xiii) below, caused to be delivered) all of the following instruments:

(i)	Special Warranty Deed conveying the Property made out in blank (the “Deed”).

(ii)	Seller's counterpart to the Termination of Master Lease (“Termination of Master Lease”).

(iii)	Release of and Citicorp North America, Inc. (“Citi”) (through the Escrow Date) (“Citi Escrow Date Release”) (to be delivered to Citi).

(iv)	Seller's counterpart to the First Amendment to Fixed Rate Note (to be delivered to Citi).

(v)	Seller's counterpart to the Omnibus Amended and Restated Guaranty of Recourse Obligations (to be delivered to Citi).

(vi)	Seller's counterpart to that certain Forbearance Agreement dated as of the date hereof among Citi, Seller, and other parties set forth therein (the “Forbearance Agreement”) (to be delivered to Citi).

(vii)           FIRPTA Certificate (“FIRPTA”).

(viii)           Seller Consent to Sale (“Consents”).

(ix)	Termination of Owner Agreement (“Termination of Owner Agreement”).

(x)	Termination of Tenants In Common Agreement (“Termination of TIC Agreement”).

(xi)	Release of Citi (through the Funding Date) (“Citi Funding Date Release”) (to be delivered to Citi).

(xii)	Seller's counterpart to the Release and Settlement Agreement (“Settlement and Release”).

(xiii)
Letter Agreement from Joel Ross and Citadel Realty Advisors, Inc., certifying that neither will involve itself in any other investments sponsored by Moody National Realty Company, L.P. or its affiliates, on the terms therein prescribed (the “Ross/Citadel Letter”).

(b)           Purchaser's Deliveries.  Purchaser shall deliver (or shall cause to be delivered) to Escrow Agent all of the following instruments:

(i)	Moody National RI Perimeter MT, LLC's counterpart to the Termination of Master Lease.

(ii)	Moody National RI Perimeter MT, LLC's counterpart to the Termination of Owner Agreement.

(iii)	Moody National RI Perimeter H, LLC's counterpart to the Termination of TIC Agreement.

(iv)	Owner Affidavit executed by Moody National RI Perimeter MT, LLC (“Owner Affidavit”).

(v)	Survey Affidavit executed by Moody National RI Perimeter MT, LLC (“Survey Affidavit”).

(vi)	Affidavit of Title executed by Moody National RI Perimeter MT, LLC (“Title Affidavit”).

(vii)	Bill of Sale and General Assignment from Moody National RI Perimeter MT, LLC conveying the personal property related to the Property made out in blank (the “Bill of Sale”).

(viii)	Assignment of Agreements from Moody National RI Perimeter MT, LLC conveying assignment the operating agreements related to the Property made out in blank (the “Assignment”).

(ix)	Purchaser affiliate Release of Citi (through the Escrow Date) (to be delivered to Citi).

(x)	Purchaser affiliate Release of Citi (through the Funding Date) (to be delivered to Citi).

(xi)	Purchaser affiliate counterparts to the Settlement and Release.

(c)           Other Signatories.  Counterparts to the Settlement and Release executed by other parties thereto prior to 4:00 pm EDT on April 30, 2010, shall also be delivered to Escrow Agent.

(d)           Escrow.  Upon receipt of the above referenced deliveries, Escrow Agent shall deliver or maintain the Closing Documents as outlined by Citi in the Forbearance Agreement.  In the event of any conflict or ambiguity between the terms of this Agreement and the terms of the Forbearance Agreement, the terms of the Forbearance Agreement shall control.

(e)           Third Party Beneficiary.  The parties intend that Citi and its successors and assigns are intended third party beneficiaries of the terms of this Section 5.  The provisions of this Section 5 shall inure for the benefit of Citi, and Citi shall be entitled to rely on all of the provisions contained herein.  Citi shall also have the right to insist upon or to enforce the performance or observance of any of the terms contained in this Section 5.

6.           Funding Date.  (a) On or before the Funding Date, Purchaser deposit with the Escrow Agent the sum of TWO MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($2,250,000.00), which amount represents the Purchase Price less the Nonrefundable Deposit, for the benefit of the Sellers.  In addition, Purchaser shall make an additional deposit in the amount of ONE HUNDRED FIFTEEN THOUSAND AND NO/100 DOLLARS ($115,000.00) for the benefit of Citadel Realty Advisors, Inc. (the “Ross Balance”).

(b)           No Restructuring.  In the event that (i) Purchaser fails to make the deposits referenced above on or before the Funding Date or (ii) Citi notifies Escrow Agent that any Forbearance Condition (as defined in the Forbearance Agreement) has not been satisfied on and before the time and date set forth in the Forbearance Agreement, the Escrow Agent shall deliver or maintain the Closing Documents as outlined by Citi in the Forbearance Agreement.  In such event, the Settlement and Release and the Ross/Citadel Letter shall not be released from escrow or delivered to or for the benefit of Citi, and shall be null and void and of no force or effect.

(c)           Restructuring.  Upon (x) receipt of the above referenced deposits on or before the Funding Date and (y) Citi’s notification to Escrow Agent that all conditions to the closing of the Restructuring (as defined in the Forbearance Agreement) have been satisfied and that the Restructuring can proceed to closing, Escrow Agent shall arrange fully executed originals of the following Closing Documents (“Funding Documents”), date and complete (as applicable) as specified below.

(i)	Deed – The Escrow Agent shall complete the Deed to identify "MOODY NATIONAL RI PERIMETER HOLDING, LLC, a Delaware limited liability company" as the Grantee.

(ii)	FIRPTA.

(iii)	Consents.

(iv)	Owner Affidavit.

(v)	Survey Affidavit.

(vi)	Title Affidavit.

(vii)
Bill of Sale - The Escrow Agent shall complete the Bill of Sale to identify "MOODY NATIONAL RI PERIMETER MASTER TENANT, LLC, a Delaware limited liability company, a Delaware limited liability company" as the Purchaser.

(viii)
Assignment - The Escrow Agent shall complete the Assignment to identify "MOODY NATIONAL RI PERIMETER MASTER TENANT, LLC, a Delaware limited liability company, a Delaware limited liability company" as the Purchaser.

(ix)	Termination of Master Lease.

(x)	Termination of Owner Agreement.

(xi)	Termination of TIC Agreement.

(xii)	Settlement and Release.

(b)           Closing.  Upon (x) receipt and completion of the Funding Documents (as described above) and (y) Citi’s notification to Escrow Agent that all conditions to the closing of the Restructuring have been satisfied and that the Restructuring can proceed to closing, the Escrow Agent shall: (i) prepare and distribute closing statements (in a form as mutually and reasonably agreed upon and signed by or on behalf of Purchaser and Seller, and identifying and reflecting in a manner reasonably acceptable to Seller and Purchaser any 1031 exchange to which an entity included within “Seller” is proposing to effect); (ii) make any disbursements as required under the terms of this Agreement, or as otherwise directed by Seller, in accordance with the settlement statements; (iii) deliver to Purchaser and Seller a complete set of the Funding Documents; (iv) to pay and transfer, by irrevocable wire transfer, (x) the balance of the Purchase Price, in the amount of $2,250,000.00, to Seller’s Account (which is contemplated to be a separate account established for the benefit of Seller at Escrow Agent), and (y) the Ross Balance, in the amount of $115,000, to the following account designated by Citadel Realty Advisors, Inc.: Citadel Realty Advisors, Chase Bank, ABA 021000021, Account # 091091912665 (or such other account as shall be provided to Escrow Agent by Citadel Realty Advisors, Inc.); and (v) deliver to the Title Company an original set of the Deed, the Termination of Master Lease and the Termination of TIC Agreement (collectively, “Recordable Documents”).  Upon receipt of the Recordable Documents, the Title Company will record the Recordable Documents in the real property records of Fulton County, Georgia.  The Title Company will also deliver a final Owner's Policy of Title Insurance, along with a file-stamped copy of the Recordable Documents, to Purchaser upon receipt.  Promptly after the Closing, Escrow Agent and/or Title Company shall deliver fully-executed and filled out copies of the Recordable Documents to Seller and Purchaser.

(d)           Third Party Beneficiary.  The parties intend that Citi and its successors and assigns are intended third party beneficiaries of the terms of this Section 6.  The provisions of this Section 6 shall inure for the benefit of Citi, and Citi shall be entitled to rely on all of the provisions contained herein.  Citi shall also have the right to insist upon or to enforce the performance or observance of any of the terms contained in this Section 6.

7.           Purchaser's Conditions Precedent.  Purchaser’s obligations hereunder are subject to the timely satisfaction of the following conditions precedent on or before the Closing:

(a)           All conditions to the closing of the Restructuring (as defined in the Forbearance Agreement) have been satisfied and that the Restructuring approved by Citi.

8.           Closing Agent.  Neither the Escrow Agent or the Title Company (collectively, “Closing Agent”) shall be liable: (a) to any of the parties for any act or omission to act except for its own willful misconduct; (b) for any legal effect, insufficiency, or undesirability or any instrument deposited with or delivered by Closing Agent or exchanged by the parties hereunder, whether or not Closing Agent prepared such instrument; (c) for any loss or impairment of funds that have been deposited in escrow while those funds are in the course of collection, or while those funds are on deposit in a financial institution, if such loss or impairment results from the failure, insolvency or suspension of a financial institution; (d) for the expiration of any time limit or other consequences of delay, unless a properly executed written instruction, accepted by Closing Agent, has instructed Closing Agent to comply with said time limit; (e) for the default, error, action or omission of either party to the escrow.  Closing Agent, in its capacity as escrow agent, shall be entitled to rely on any document or paper received by it, believed by such Escrow Agent, in good faith, to be bona fide and genuine.  In the event of any dispute as to the disposition of any monies held in escrow, or of any documents held in escrow, Closing Agent may, if such Closing Agent so elects, interplead the matter by filing an interpleader action in a court of competent jurisdiction in the county or circuit where the Property is located (to the jurisdiction of which both parties do hereby consent), and pay into the registry of the court such monies held by Closing Agent, or deposit any such documents with respect to which there is a dispute in the registry of such court, whereupon such Closing Agent shall be relieved and released from any further liability as Closing Agent hereunder.  Closing Agent shall not be liable for Closing Agent’s compliance with any legal process, subpoena, writ, order, judgment and decree of any court, whether issued with or without jurisdiction, and whether or not subsequently vacated, modified, set aside or reversed.

9.           Section 1031 Exchange.  Either party and each entity which is a tenant-in-common of the Property that constitutes part of “Seller” (each, a “TIC Entity”) may consummate the purchase or sale of the Property as part of a so-called like kind exchange (an “Exchange”) pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that (i) the Closing shall not be delayed or affected by reason of an Exchange nor shall the consummation or accomplishment of any Exchange be a condition precedent or condition subsequent to a party’s obligations under this Agreement; (ii) any party desiring an Exchange shall effect its Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary and the other party shall not be required to take an assignment of the purchase agreement for the relinquished or replacement property or be required to acquire or hold title to any real property for purposes of consummating such Exchange; and (iii) the party desiring an Exchange shall pay any additional out-of-pocket costs that would not otherwise have been incurred by Purchaser or Seller after the date hereof had such party not consummated its purchase or sale through an Exchange.  Neither party shall by this agreement or acquiescence to an Exchange desired by the other party (1) have its rights under this Agreement affected or diminished in any manner or (2) be responsible for compliance with or be deemed to have warranted to the other party that such party’s Exchange in fact complies with Section 1031 of the Code.  In connection with such cooperation, Seller agrees, upon request of Purchaser, to “direct deed” for actual interests in the property to a single designee of Purchaser, and Purchaser agrees to enter into an acknowledgement of the assignment of the rights (but not the obligations) of any TIC Entity to a qualified intermediary in customary form to facilitate an Exchange by such TIC Entity.

10.           No Representations; No Prorations.

(a)           Purchaser acknowledges and agrees that affiliates of Purchaser have controlled the Property prior to the date hereof and have master leased the Property from Seller, and that Purchaser is acquiring the Property “as-is”, “where is” and “with all faults”, and without representation or warranty, except as herein expressly provided to the contrary, and that it shall make no claim against Seller or any of the TIC Entities relating to any fact or condition relating to the Property.  Without limitation, Purchaser accepts, shall be responsible for and shall make no claim against Seller or any TIC Entities with respect to, any environmental condition on or about the Property or hazardous material existing on or about the Property.  Without limiting the foregoing:

(b)           Without limiting the foregoing, EXCEPT AS SPECIFICALLY PROVIDED HEREIN TO THE CONTRARY, PURCHASER EXPRESSLY UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT THE CONVEYANCE OF THE PROPERTY SHALL BE MADE BY SELLER TO PURCHASER ON AN “AS IS, WHERE IS” BASIS AND WITH ALL FAULTS, AND PURCHASER ACKNOWLEDGES THAT PURCHASER HAS AGREED TO BUY THE PROPERTY IN ITS PRESENT CONDITION AND THAT PURCHASER IS RELYING SOLELY ON ITS OWN EXAMINATION AND INSPECTIONS OF THE PROPERTY AND NOT ON ANY STATEMENTS OR REPRESENTATIONS MADE BY SELLER OR ANY AGENTS OR REPRESENTATIVES OF SELLER, EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH HEREIN.  ADDITIONALLY, PURCHASER HEREBY ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE SPECIFIED HEREIN, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY OR ANY PORTION THEREOF, OR WITH RESPECT TO THE ECONOMICAL, FUNCTIONAL, ENVIRONMENTAL OR PHYSICAL CONDITION, OR ANY OTHER ASPECT, OF THE PROPERTY.  EXCEPT AS SPECIFICALLY PROVIDED HEREIN TO THE CONTRARY, SELLER HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING: (i) THE NATURE AND CONDITION OF THE PROPERTY OR ANY PART THEREOF, INCLUDING BUT NOT LIMITED TO ITS WATER, SOIL, OR GEOLOGY, OR THE SUITABILITY THEREOF FOR

ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY ELECT TO CONDUCT THEREON, OR ANY IMPROVEMENTS PURCHASER MAY ELECT TO CONSTRUCT THEREON, OR ANY INCOME TO BE DERIVED THEREFROM, OR ANY EXPENSES TO BE INCURRED WITH RESPECT THERETO, OR ANY OBLIGATIONS OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE SAME; (ii) THE ABSENCE OF ASBESTOS OR ANY ENVIRONMENTALLY HAZARDOUS SUBSTANCES ON, IN OR UNDER THE PROPERTY OR ON, IN OR UNDER ANY PROPERTY ADJACENT TO OR ABUTTING THE PROPERTY; (iii) THE MANNER OF CONSTRUCTION OR CONDITION OR STATE OF REPAIR OR LACK OF REPAIR OF ANY IMPROVEMENTS; AND (iv) THE COMPLIANCE OF THE PROPERTY OR THE OPERATION OF THE PROPERTY OR ANY PORTION THEREOF WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY GOVERNMENT OR OTHER BODY; AND (v) THE NATURE OR EXTENT OF ANY EASEMENT, RESTRICTIVE COVENANT, RIGHT-OF-WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHER SIMILAR MATTER PERTAINING TO THE PROPERTY, OR PORTION THEREOF.

(c)           The parties agree that there are no prorations or apportionments hereunder.  Purchaser will be entitled to collect all income relating to the Property and will pay all expenses relating to the Property, including real estate taxes, debt service, sums due under any hotel licensing, franchising or management agreements, sums payable to employees, and contractual obligations of any type or nature that the tenant under the Master Lease or Seller may have been obligated to pay.  Without limitation, Purchaser accepts, shall be responsible for and shall make no claim against Seller or any TIC Entities with respect to, any of the foregoing and, if any claim is made against Seller or any TIC Entities with respect thereto, Purchaser shall indemnify and hold Seller and such TIC Entities harmless from and against such claim and any costs, expenses (including attorneys’ fees and disbursements), liabilities, obligations or damages relating thereto or arising therefrom.

(d)           Purchaser and each TIC Entity affiliated with Purchaser each hereby represent and warrant to the other TIC Entities, and the other TIC Entities each hereby severally represent and warrant to Purchaser and each TIC Entity affiliated with Purchaser that it has not dealt with any broker or finder in connection with the transaction which is the subject of this Agreement. Each hereby covenants and agrees to indemnify, defend, save and hold harmless the other parties hereto from and against any and all claims, demands and actions (and all costs, expenses and damages associated therewith, including, reasonable attorneys' fees and expenses arising out of or in connection with any such claim, demand or other action) made or instituted by any broker or any other party seeking a commission or similar compensation, as a result of the transactions contemplated hereby, based upon its own dealings (and not the dealings by the other party hereto).  The fee due Citadel Realty Advisors, Inc. shall not be deemed a violation of this subsection.

(e)           The provisions of this Section 10 shall survive the Closing or any earlier termination of this Agreement.

11.           Mutual Release.  For and in consideration of the mutual covenants of the parties set forth in this Agreement, and other good and valuable consideration, the sufficiency of which are hereby acknowledged, Purchaser and Seller have agreed to release each other, and their respective affiliates, from any and all claims, disputes, causes of action or controversies, including, without limitation, any and all claims based upon any violation or alleged violation of any securities laws in connection with the Property, the offer and sale to the Seller of its respective undivided interests in the Property, the Confidential Private Placement Memorandum for Tenant in Common Interests in Residence Inn Perimeter, dated November 15, 2007, any matter arising under or in connection with the purchase and operation of Property, including, without limitation, matters with respect to the Owner Agreement, Management Agreement, the financing of the Property, or any other matter related to the above referenced items (hereinafter collectively the “Released Matters”).

(a)           Each and every Seller on behalf of itself and its affiliates does hereby, for itself and for its executors, administrators, successors, and assigns, release, acquit, and forever discharge each and the Purchaser and its respective affiliates (the “Released Purchaser Parties”) from any and all actions, claims, controversies, suits, damages (whether general, special or punitive), liabilities, demands, obligations, attorneys fees (whether or not litigation is commenced), debts, expenses, fees, costs, demands or causes of action of any kind or character whatsoever, whether at law, equity or otherwise, whether in a judicial, administrative, or other forum or tribunal, that such Seller or its affiliates may have, known or unknown (and, if unknown, regardless of whether such knowledge would have been material to the decision to execute this Agreement), contingent or actual, now existing or that may arise hereafter with regard to the Released Matters or the facts underlying the Released Matters.

THE SELLER AND ITS AFFILIATES INTEND TO AND DO HEREBY RELEASE ALL CLAIMS OF ANY KIND THAT ANY AND ALL TIC PARTIES AND THEIR RESPECTIVE AFFILIATES HAVE AGAINST EACH OF THE RELEASED PURCHASER PARTIES WITH REGARD TO THE RELEASED MATTERS OR THE FACTS UNDERLYING THE RELEASED MATTERS, INCLUDING, WITHOUT LIMITATION, ANY AND ALL CLAIMS BASED ON ANY AND ALL VIOLATIONS OR ALLEGED VIOLATIONS OF ANY SECURITIES LAWS BY ANY RELEASED PARTIES IN CONNECTION WITH THE OFFER, SALE OR ISSUANCE OF INTERESTS OR THE OFFER AND SALE OF THE PROJECT, AND ANY OTHER RELEASED MATTER (INCLUDING ANY CLAIM BASED ON ANY MISSTATEMENT OF A MATERIAL FACT, OR ANY OMISSION TO STATE A MATERIAL FACT NECESSARY TO MAKE SUCH INFORMATION, IN LIGHT OF THE CIRCUMSTANCES IN WHICH IT WAS MADE, NOT MISLEADING).

(b)           The Purchaser on behalf of itself and its affiliates does hereby, for itself and for its executors, administrators, successors, and assigns, release, acquit, and forever discharge each and every Seller and its respective affiliates (the “Released Seller Parties”), from any and all actions, claims, controversies, suits, damages (whether general, special or punitive), liabilities, demands, obligations, attorneys fees (whether or not litigation is commenced), debts, expenses, fees, costs, demands or causes of action of any kind or character whatsoever, whether at law, equity or otherwise, whether in a judicial, administrative, or other forum or tribunal, that such Moody Party or its Affiliates may have, known or unknown (and, if unknown, regardless of whether such knowledge would have been material to the decision to execute this Agreement), contingent or actual, now existing or that may arise hereafter with regard to the Released Matters or the facts underlying the Released Matters.

THE MOODY PARTIES AND THEIR AFFILIATES INTEND TO AND DO HEREBY RELEASE ALL CLAIMS OF ANY KIND THAT ANY AND ALL MOODY PARTIES AND THEIR RESPECTIVE AFFILIATES HAVE AGAINST EACH OF THE RELEASED TIC  PARTIES WITH REGARD TO THE RELEASED MATTERS OR THE FACTS UNDERLYING THE RELEASED MATTERS, INCLUDING, WITHOUT LIMITATION, ANY AND ALL CLAIMS BASED ON ANY AND ALL VIOLATIONS OR ALLEGED VIOLATIONS OF ANY SECURITIES LAWS BY ANY RELEASED PARTIES IN CONNECTION WITH THE OFFER, SALE OR ISSUANCE OF INTERESTS OR THE OFFER AND SALE OF THE PROJECT, AND ANY OTHER RELEASED MATTER (INCLUDING ANY CLAIM BASED ON ANY MISSTATEMENT OF A MATERIAL FACT, OR ANY OMISSION TO STATE A MATERIAL FACT NECESSARY TO MAKE SUCH INFORMATION ,IN LIGHT OF THE CIRCUMSTANCES IN WHICH IT WAS MADE, NOT MISLEADING).

(c)           The provisions of this Section 11 shall survive the Closing or any earlier termination of this Agreement.

12.           Notices.  Any notice, demand or other communication (each, a “notice”) that is given or rendered pursuant to this Agreement by either Seller or Developer to the other party, shall be (i) given or rendered, in writing, (ii) addressed to the other party at its required address(es) for notices delivered to it as set forth below, and (iii) either delivered via either (x) hand delivery, or (y) nationally recognized overnight courier service (e.g., Federal Express, Express Mail). Each party may, from time to time, designate an additional or substitute required address(es) for notices delivered to it (provided, that such designation must be made by notice given in accordance with this Section). Any such notice shall be deemed given or rendered, and effective for purposes of this Agreement, as of the date actually delivered to the other party at such address(es) (whether or not the same is then received by other party due to a change of address of which no notice was given, or any rejection or refusal to accept delivery). Notices from either party (to the other) may be given or rendered by its counsel. Subject to the foregoing, the required address(es) of each party for notices delivered to it is (are) as set forth below.

If to Seller:	David Gluck
825 Longridge Road
Oakland, California 94610

with a copy to:	Morrison & Foerster LLP
1290 Avenue of the Americas
New York, New York 10104
Attn:: Andrew J. Weiner, Esq.

If to Purchaser:	Moody National RI Perimeter Holding, LLC
Attention: Brett C. Moody
6363 Woodway, Suite 110
Houston, Texas 77057

with a copy to:	Moody National RI Perimeter Holding, LLC
Attention: Amanda Chivers
6363 Woodway, Suite 110
Houston, Texas 77057

13.           Miscellaneous.  This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto.  This Agreement may be modified only by a written instrument duly executed by the parties hereto (except as provided above with respect to an Extension Notice).  This Agreement and all documents referred to herein shall be governed by and construed and interpreted in accordance with the laws of the state in which the Property is located without regard to its principle of conflicts of law.  To facilitate execution, this Agreement may be executed in as many counterparts as may be required.  It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof.  All counterparts hereto shall collectively constitute a single agreement.  Executed copies of this Agreement may be delivered by holographic originals, as well as by telefacsimile or electronic (e.g., pdf) means, each of which shall be effective to constitute delivery, and shall have the same valid and binding effect as original signatures.  No member or manager of any TIC Entity shall have any personal liability hereunder.

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SCHEDULE I

TIC RI Perimeter 1, LLC, a Delaware limited liability company
TIC RI Perimeter 2, LLC, a Delaware limited liability company
TIC RI Perimeter 3, LLC, a Delaware limited liability company
TIC RI Perimeter 4, LLC, a Delaware limited liability company
TIC RI Perimeter 5, LLC, a Delaware limited liability company
TIC RI Perimeter 6, LLC, a Delaware limited liability company
TIC RI Perimeter 7, LLC, a Delaware limited liability company
TIC RI Perimeter 8, LLC, a Delaware limited liability company
TIC RI Perimeter 9, LLC, a Delaware limited liability company
TIC RI Perimeter 10, LLC, a Delaware limited liability company
TIC RI Perimeter 11, LLC, a Delaware limited liability company
TIC RI Perimeter 12, LLC, a Delaware limited liability company
TIC RI Perimeter 13, LLC, a Delaware limited liability company
TIC RI Perimeter 14, LLC, a Delaware limited liability company
TIC RI Perimeter 16, LLC, a Delaware limited liability company
TIC RI Perimeter 17, LLC, a Delaware limited liability company
TIC RI Perimeter 18, LLC, a Delaware limited liability company
TIC RI Perimeter 19, LLC, a Delaware limited liability company
TIC RI Perimeter 20, LLC, a Delaware limited liability company
TIC RI Perimeter 21, LLC, a Delaware limited liability company
TIC RI Perimeter 22, LLC, a Delaware limited liability company
TIC RI Perimeter 23, LLC, a Delaware limited liability company
TIC RI Perimeter 24, LLC, a Delaware limited liability company
TIC RI Perimeter 25, LLC, a Delaware limited liability company
TIC RI Perimeter 26, LLC, a Delaware limited liability company
TIC RI Perimeter 27, LLC, a Delaware limited liability company
Moody National RI Perimeter H, LLC, a Delaware limited liability company

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their names by their respective duly authorized representatives.

PURCHASER:

MOODY NATIONAL RI PERIMETER HOLDING, LLC

By:	/s/ Brett C. Moody
Name:	Brett C. Moody
Title:	President

TIC RI Perimeter 1, LLC, a Delaware limited liability company

By:	/s/ Melvyn L. Stromfeld
Melvyn L. Stromfeld, as Trustee of The Stromfeld Living Trust dated June 1, 1988, as amended, its sole member

By:	/s/ Betty A. Stromfeld
Betty A. Stromfeld, as Trustee of The Stromfeld Living Trust dated June 1, 1988, as amended, its sole member

TIC RI Perimeter 2, LLC, a Delaware limited liability company

By:	/s/ Stephen T. Evans
Stephen T. Evans an individual, its sole member

TIC RI Perimeter 3, LLC, a Delaware limited liability company

By:	/s/ John T. Evans
John T. Evans an individual, its sole member

TIC RI Perimeter 4, LLC, a Delaware limited liability company

By:	Ben Lomond, Inc., a Utah corporation, its sole member

	By:	/s/ Robert C. Hull
Robert C. Hull, President

TIC RI Perimeter 5, LLC, a Delaware limited liability company

By:	/s/ Ana Chang-Smith
Ana Chang-Smith, an individual, its sole member

TIC RI Perimeter 6, LLC, a Delaware limited liability company

By:	/s/ Jack A. Luceti
Jack A. Luceti, as Trustee of the Jack A. Luceti – Lorraine Trust dated March 13, 2003, its sole member

TIC RI Perimeter 7, LLC, a Delaware limited liability company

By:	Richmond Micro Metals, Inc., a California corporation, its sole member

	By:	/s/ Robert Woodward
Robert C. Hull, President

TIC RI Perimeter 8, LLC, a Delaware limited liability company

By:	/s/ Rainer William Gustin
Rainer William Gustin, an individual, its sole member

TIC RI Perimeter 9, LLC, a Delaware limited liability company

By:	/s/ Tyler Cook
Tyler Cook, an individual, its sole member

TIC RI Perimeter 10, LLC, a Delaware limited liability company

By:	/s/ Gene Andrew Anderson
Gene Andrew Anderson, as Trustee of The Gene and Pauline Anderson Revocable Trust dated January 18, 2007, its sole member

By:	/s/ Pauline Marie Anderson
Pauline Marie Anderson, as Trustee of The Gene and Pauline Anderson Revocable Trust dated January 18, 2007, its sole member

TIC RI Perimeter 11, LLC, a Delaware limited liability company

By:	/s/ Mark R. Dyson
Mark R. Dyson, as Trustee of the Dyson Family Living Trust dated June 29, 2004, its sole member

By:	/s/ Jennifer Long Dyson
Jennifer Long Dyson, as Trustee of the Dyson Family Living Trust dated June 29, 2004, its sole member

TIC RI Perimeter 12, LLC, a Delaware limited liability company

By:	Myrtle Park LLC, a California limited liability company, its sole member

	By:	/s/ Anthony John deRuyter
Anthony John deRuyter, its sole member

TIC RI Perimeter 13, LLC, a Delaware limited liability company

By:	/s/ David L. Golden
David L. Golden, an individual, its sole member

TIC RI Perimeter 14, LLC, a Delaware limited liability company

By:	/s/ Granzyna M. Rygiel
Grazyna M. Rygiel, an individual, its sole member

TIC RI Perimeter 16, LLC, a Delaware limited liability company

By:	/s/ Kenneth E. Solie
Kenneth E. Solie, as Trustee of the Kenneth E. Solie Revocable Trust under that certain Amendment and Restatement of Trust Agreement dated October 18, 2004, its sole member

By:	/s/ Jeanette D. Solie
Jeanette D. Solie, as Trustee of the Kenneth E. Solie Revocable Trust under that certain Amendment and Restatement of Trust Agreement dated October 18, 2004, its sole member

TIC RI Perimeter 17, LLC, a Delaware limited liability company

By:	/s/ Edward F. Hannemann
Edward F. Hannemann, as Trustee of the Hannemann/Bodel Revocable Trust dated January 4, 2008, its sole member

By:	/s/ Anne A. Bodel
Anne A. Bodel, as Trustee of the Hannemann/Bodel Revocable Trust dated January 4, 2008, its sole member

TIC RI Perimeter 18, LLC, a Delaware limited liability company

By:	/s/ David Gluck
David Gluck, as husband and wife as community property, its sole member

By:	/s/ Robin Dearborn
Robin Dearborn, as husband and wife as community property, its sole member

TIC RI Perimeter 19, LLC, a Delaware limited liability company

By:	/s/ Frank Stempski
Frank Stempski, as Trustee of The Stempski Family Trust dated July 20, 1998, as amended and restated November 1, 2007, its sole member

By:	/s/ Helen Patricia Stempski
Helen Patricia Stempski, as Trustee of The Stempski Family Trust dated July 20, 1998, as amended and restated November 1, 2007, its sole member

TIC RI Perimeter 20, LLC, a Delaware limited liability company

By:	/s/ Eugene Kieman
Eugene Kiernan, an individual, its sole member

TIC RI Perimeter 21, LLC, a Delaware limited liability company

By:	/s/ Kenneth Blackwell
Kenneth Blackwell, as Trustee of the Blackwell Revocable Trust dated February 6, 2002, its sole member

By:	/s/ Shawnee Blackwell
Shawnee Blackwell, as Trustee of the Blackwell Revocable Trust dated February 6, 2002, its sole member

TIC RI Perimeter 22, LLC, a Delaware limited liability company

By:	/s/ Connie H. Wiita
Connie H. Wiita, an individual, its sole member

TIC RI Perimeter 23, LLC, a Delaware limited liability company

By:	/s/ Herbert Schreier
Herbert Schreier, an individual, its sole member

TIC RI Perimeter 24, LLC, a Delaware limited liability company

By:	/s/ Frank X. Garza
Frank X. Garza, as Trustee of The Garza Family Trust dated May 12, 2004, its sole member

By:	/s/ Yolanda Garza
Yolanda Garza, as Trustee of The Garza Family Trust dated May 12, 2004, its sole member

TIC RI Perimeter 25, LLC, a Delaware limited liability company

By:	/s/ Bradley C. Palmer
Bradley C. Palmer, an individual, its sole member

TIC RI Perimeter 26, LLC, a Delaware limited liability company

By:	/s/ Dee Palmer
Dee Palmer, an individual, its sole member

TIC RI Perimeter 27, LLC, a Delaware limited liability company

By:	/s/ Diane Stoddard
Diane Stoddard, an individual, its sole member

MOODY NATIONAL RI PERIMETER H, LLC, a Delaware limited liability company

By:	Moody Perimeter, LLC, a Delaware limited liability company, its sole member

By:	Moody National Realty Company, L.P., a Texas limited partner, its manager

By:	Moody Realty Corporation, a Texas corporation, its general partner

By:	/s/ Brett C. Moody
Name:	Brett C. Moody
Title:	President

FIRST AMERICAN TITLE INSURANCE COMPANY

/s/ Jill Siegel
By:	Jill Siegel
Title:	Counsel

RAMSAY TITLE AGENCY

By:	/s/ Darlene J. Palmer
Name:	Darlene J. Palmer
Title:	Agency Counsel

EXHIBIT A

Land

ALL THAT TRACT or parcel of land lying and being in Land Lot 36 of the 17th District of Fulton County, Georgia, and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at the intersection of the westerly right-of-way line of Barfield Road (having an 85-foot right-of-way) and the northerly right-of-way line of Hammond Drive (having a 100-foot right-of-way), and proceed thence North 05 degrees 19 minutes 26 seconds West, a distance of 359.68 feet to an iron pin and THE TRUE POINT OF BEGINNING; thence running South 83 degrees 31 minutes 01 second West, a distance of 364.97 feet to an iron pin; thence running North 03 degrees 20 minutes 57 seconds West, a distance of 292.65 feet to an iron pin; thence running South 88 degrees 04 minutes 17 seconds West, a distance of 210.81 feet to an iron pin; thence running North 06 degrees 07 minutes 19 seconds West, a distance of 179.21 feet to an iron pin; thence running North 69 degrees 30 minutes 31 seconds East, a distance of 119.81 feet to an iron pin; thence running North 85 degrees 45 minutes 08 seconds East, a distance of 452.19 feet to an iron pin and the west right-of-way line of Barfield Road; thence running South 05 degrees 19 minutes 26 seconds East, along said right-of-way line, a distance of 499.26 feet to an iron pin and the TRUE POINT OF BEGINNING; containing 5.17 acres as shown on Preliminary As-Built Survey of The Residence Inn-Perimeter West for R.F.S. Partnership, L.P. and Chicago Title Insurance Company, made by Ruhling & Shupe Land Surveyors, bearing the seal of Vance W. Ruffling, Georgia Registered Land Surveyor No. 2134, dated December 8, 1989, last revised July 26, 2000.

EXHIBIT B

Purchaser Wire Information

An account at Escrow Agent or elsewhere as designated by Seller prior to Closing.

EXHIBIT C

Wiring Information for Ross Payment and Ross Balance

Payment is to Citadel Realty Advisors, Inc.
Chase Bank
ABA 021000021
Account # 091091912665